Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-117881 on Form S-3 of our report dated January 12, 2005, relating to the consolidated financial statements of Shuffle Master, Inc., appearing in the Annual Report on Form 10-K of Shuffle Master, Inc. for the year ended October 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
July 11, 2005